EXHIBIT 10.6


                  AMENDMENT TO THE CARNIVAL PLC DEFERRED BONUS
                         AND CO-INVESTMENT MATCHING PLAN

Clause 15.1 (b) of the Carnival plc Deferred Bonus and Co-Investment Matching Plan was stricken and replaced with the following:

      "(b) The number of Shares the subject of a Participant's Share Award, Deferred Share Bonus Award, LTIP Award, Matching Award or LTIP Matching Award and in which he has no beneficial interest shall be adjusted in such manner as the Trustee, in its absolute discretion with the recommendation of the Committee, thinks equitable."